U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): September 1, 2003

                           REDHAND INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

      000-26211                                             95-4666270
  ----------------                                     --------------------
(Commission File No.)                          (IRS Employer Identification No.)

                         277 West 11th Street, Suite 3B
                            New York, New York. 10014
                                 (212) 924-3548

        (Address and telephone number of principal executive offices and place of business)

          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT

      (a) On September 1, 2003,the Registrant accepted the resignation of its Independent Accountant, Mark Sherman, CPA, 601 South Rancho Drive Suite D-32, Las Vegas, Nevada 89106-4827, (702) 645-6318. This action was accepted by the Board of Directors on or about October 2, 2003.

On November 4, 2004, the management of the Registrant engaged United Financial LLC, located at 122 East 42nd Street, New York, NY 10168, Telephone (212) 661-2315, as its independent auditors to audit its financial statements for the fiscal year ended December 31, 2003 and 2004. The decision to retain United Financial LLC was approved by the Registrant's Audit Committee and the Board of Directors.

During the period of their engagement through September 1, 2003, there were no disagreements between Mark Sherman, CPA, and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mark Sherman, CPA, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the Registrant's financial statements, other than the fee dispute that has arisen between the parties.

The Registrant has furnished Mark Sherman, CPA, with a copy of this report and has requested them to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the resignation letter is to be attached as Exhibit 16 to this Form 8-K by amendment.

      (b) Effective November 4,2004,United Financial LLC, has been retained as independent auditor of Redhand International, Inc., the Registrant, and was retained as independent auditor of the registrant for the fiscal year ending December 31, 2003. Prior to the engagement, Registrant did not consult with United Financial LLC regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements, as well did not consult with United Financial LLC, as to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements and either written or oral advice was provided that was an important factor considered by the small


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

business issuer in reaching a decision as to the accounting, auditing or financial reporting issue.

ITEM 5.02(B) DEPARTURE OF PRINCIPAL OFFICER

On August 10, 2004, Mr. Richard Oravec resigned as the Company's President to pursue other business opportunities. In his resignation letter there was no mention of any disagreements whatsoever with the Company's operations. Mr. Oravec remains on the Company's Board of Directors.

ITEM 5.02(C) APPOINTMENT OF PRINCIPAL OFFICER

      Mr. Simon P. Thurlow was elected President and a Director by the Board of Directors on August 10, 2004.

      Mr. Thurlow has also been the President/Financial Officer and sole Director of Autocarbon, Inc. since February 15th, 2004. He is a member of the bar in the United Kingdom. He has been employed as a part time law clerk for Roger Fidler, Esq., New Jersey since 2001 and the Law Office of Michael S. Krome since February 2003, the Registrant's current Counsel. From 1999 to 2001, Mr. Thurlow was the President of LHW Equities, Inc., a boutique investment banking concern. From 1998 to 1999, he was a vice president of ThurCon Capital Corporation, Inc., a boutique investment banking concern. From 1995 to 1998 he was a registered representative with Bernard Richards Securities, Inc. specializing in bankrupt and distressed companies. On October 30, 2004, the Board of Directors voted unanimously to award Mr. Thurlow forty million common shares of the Company in lieu of a salary.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.

            16. Letter from Mark Sherman, CPA, to the Commission, concerning change in certifying accountant

            99.01 Resignation Letter of Principal Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2004

                                    Redhand International, Inc.


                                    By: Simon Piers-Thurlow
                                    ------------------------
                                    Simon Piers-Thurlow, President


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